NEWS RELEASE

BIOLASE RAISES $5 MILLION IN PRIVATE PLACEMENT

IRVINE, CA (February 11, 2014) — BIOLASE, Inc. (NASDAQ:BIOL), the world’s leading manufacturer and distributor of dental lasers, including the Company’s proprietary WaterLase®, and a pioneer in laser surgery in other medical specialties, as well as a distributor of digital radiography and GALAXY BioMillTM CAD/CAM systems for dentistry, today announced that it has completed a private placement for $5 million of unregistered shares of common stock with Oracle Investment Management, Inc., a leading institutional life science investor.

Under the terms of the private placement, BIOLASE sold 1,945,525 shares of its common stock to Oracle Partners L.P., Oracle Institutional Partners, L.P., and Oracle Ten Fund Master L.P. at price of $2.57 per share, a price equal to the closing price on February 7, 2014. The private placement closed on February 10, 2014.

Federico Pignatelli, Chairman and CEO, said, “We are very pleased with the interest and commitment that Oracle has shown in BIOLASE as a long term investor. We plan to dedicate the funds from this private placement to repaying the amounts outstanding under the lines of credit with Comerica Bank, which totaled approximately $4.6 million at December 31, 2013.”

The common stock offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, bear no registration rights, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration under the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

About BIOLASE, Inc.
BIOLASE, Inc. is a biomedical company that develops, manufactures, and markets innovative lasers in dentistry and medicine and also markets and distributes high-end 2D and 3D digital imaging equipment and CAD/CAM intraoral scanners and in-office milling machines; products that are focused on technologies that advance the practice of dentistry and medicine. The Company’s proprietary laser products incorporate approximately 300 patented and patent-pending technologies designed to provide biologically clinically superior performance with less pain and faster recovery times. Its innovative products provide cutting-edge technology at competitive prices to deliver the best results for dentists and patients. BIOLASE’s principal products are revolutionary dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications, and a full line of dental imaging equipment. BIOLASE has sold more than 24,800 lasers. Other laser products under development address ophthalmology and other medical and consumer markets.

For updates and information on WaterLase and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, Pinterest at www.pinterest.com/biolase, LinkedIn at www.linkedin.com/company/biolase, Google+ at www.google.com/+BIOLASEIrvine, Instagram at www.instagram.com/biolaseinc and YouTube at www.youtube.com/biolasevideos.

BIOLASE®, WaterLase®, and GALAXY BioMillTM are registered trademarks or trademarks of BIOLASE, Inc.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements contained in this press release that refer to BIOLASE’s estimated or anticipated future results or other non-historical facts are forward-looking statements, as are any statements in this press release concerning prospects related to BIOLASE’s strategic initiatives, product introductions and anticipated financial performance. Forward-looking statements can also be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and variations of these words or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current perspective of existing trends and information and speak only as of the date of this release. Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors affecting BIOLASE’s business. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that may be detailed, from time-to-time, in BIOLASE’s reports filed with the SEC. BIOLASE does not undertake any responsibility to revise or update any forward-looking statements contained herein.

For further information, please contact:
Michael Porter
Porter, LeVay & Rose, Inc.
212-564-4700